Exhibit 99.1

Recast Segment Financial Data

In 2016, Atlantic Tele-Network, Inc. (the “Company”) announced a change in its segment reporting structure.  During the first quarter of 2016, the Company’s chief operating decision maker changed the information he regularly reviews to allocate resources and assess performance.  As a result, beginning in 2016, the Company will report its financial performance based on three reportable segments: U.S. Telecom, International Telecom, and Renewable Energy.  The U.S. Telecom segment consists of the Company’s U.S. wireless and U.S. wireline business activities.  The International Telecom segment consists of the Company’s international wireless and wireline business activities, which currently operate in Guyana, Bermuda, U.S. Virgin Islands, and Aruba.  The Renewable Energy segment consists of the Company’s renewable energy business activities.

The following tables set forth an unaudited recast of segment revenue, depreciation and amortization, operating income (loss), fixed asset, and capital expenditures data for the periods identified (in thousands).  The recasting of previously issued financial information does not present a restatement of previously issued financial statements and does not affect the Company’s reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.

For the Three Months Ended March 31, 2014

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
Revenue
Wireless	$28,392	$23,148	$—	$—	$51,540
Wireline	6,824	14,706	—	—	21,530
Equipment and Other	238	1,866	—	—	2,104
Total Revenue	35,454	39,720	—	—	75,174
Depreciation and amortization	4,443	6,921	—	616	11,980
Non-cash stock-based compensation	—	—	—	1,058	1,058
Operating income (loss)	12,515	9,061	—	(5,328)	16,248

For the Three Months Ended June 30, 2014

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
Revenue
Wireless	$37,456	$22,422	$—	$—	$59,878
Wireline	6,838	14,445	—	—	21,283
Equipment and Other	273	1,835	—	—	2,108
Total Revenue	44,567	38,702	—	—	83,269
Depreciation and amortization	4,639	7,007	—	1,284	12,930
Non-cash stock-based compensation	—	—	—	1,323	1,323
Operating income (loss)	21,685	7,146	—	(7,224)	21,607

For the Three Months Ended September 30, 2014

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
Revenue
Wireless	$44,306	$21,557	$—	$—	$65,863
Wireline	6,282	15,249	—	—	21,531
Equipment and Other	347	1,652	—	—	1,999
Total Revenue	50,935	38,458	—	—	89,393
Depreciation and amortization	4,850	6,993	—	999	12,842
Non-cash stock-based compensation	—	—	—	1,002	1,002
Operating income (loss)	27,114	7,296	—	(6,252)	28,158

For the Three Months Ended December 31, 2014

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
Revenue
Wireless	$42,886	$21,523	$—	$—	$64,409
Wireline	6,211	14,729	—	—	20,940
Equipment and Other	338	2,375	449	—	3,162
Total Revenue	49,435	38,627	449	—	88,511
Depreciation and amortization	5,138	7,158	105	1,081	13,482
Non-cash stock-based compensation	—	—	—	940	940
Operating income (loss)	24,205	5,171	(2,218)	(7,595)	19,563

For the Three Months Ended March 31, 2015

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
Revenue
Wireless	$35,843	$21,172	$—	$—	$57,015
Wireline	5,993	14,600	—	—	20,593
Renewable energy	—	—	5,289	—	5,289
Equipment and Other	540	1,901	—	—	2,441
Total Revenue	42,376	37,673	5,289	—	85,338
Depreciation and amortization	5,503	6,911	1,204	1,133	14,751
Non-cash stock-based compensation	—	—	181	1,043	1,224
Operating income (loss)	16,775	6,179	2,652	(6,455)	19,151

For the Three Months Ended June 30, 2015

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
Revenue
Wireless	$40,103	$20,223	$—	$—	$60,326
Wireline	6,679	15,410	—	—	22,089
Renewable energy	—	—	5,290	—	5,290
Equipment and Other	698	1,923	—	—	2,621
Total Revenue	47,480	37,556	5,290	—	90,326
Depreciation and amortization	5,657	6,399	1,204	1,212	14,472
Non-cash stock-based compensation	—	—	29	1,424	1,453
Operating income (loss)	23,122	10,332	2,691	(7,413)	28,732

For the Three Months Ended September 30, 2015

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
Revenue
Wireless	$47,047	$20,392	$—	$—	$67,439
Wireline	6,243	15,572	—	—	21,815
Renewable energy	—	—	5,052	—	5,052
Equipment and Other	535	1,941	—	—	2,476
Total Revenue	53,825	37,905	5,052	—	96,782
Depreciation and amortization	5,715	6,400	1,205	1,270	14,590
Non-cash stock-based compensation	—	—	29	1,126	1,155
Operating income (loss)	24,218	4,928	2,694	(9,316)	22,524

For the Three Months Ended December 31, 2015

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
Revenue
Wireless	$32,397	$19,865	$—	$—	$52,262
Wireline	6,326	15,662	—	—	21,988
Renewable energy	—	—	5,409	—	5,409
Equipment and Other	582	2,682	—	—	3,264
Total Revenue	39,305	38,209	5,409	—	82,923
Depreciation and amortization	5,365	5,173	1,207	1,332	13,077
Non-cash stock-based compensation	—	—	28	1,115	1,143
Operating income (loss)	10,344	6,761	(1,317)	(7,600)	8,188

	U.S.	International	Renewable	Reconciling
	Telecom	Telecom	Energy	Items	Consolidated
December 31, 2014
Net fixed assets	$108,023	$135,562	$111,342	$14,655	$369,582
Goodwill	39,639	5,438	—	—	45,077
Total assets	230,823	276,734	130,124	287,349	925,030
March 31, 2015
Net fixed assets	108,265	130,730	110,138	14,254	363,387
Goodwill	39,639	5,438	—	—	45,077
Total assets	238,087	266,963	126,585	293,148	924,783
June 30, 2015
Net fixed assets	111,621	127,878	108,945	13,988	362,432
Goodwill	39,639	5,438	—	—	45,077
Total assets	237,372	274,305	122,080	303,398	937,155
September 30, 2015
Net fixed assets	114,224	130,422	107,754	13,615	366,015
Goodwill	39,639	5,438	—	—	45,077
Total assets	238,702	280,944	122,667	304,145	946,458
December 31, 2015
Net fixed assets	119,596	133,262	106,560	14,085	373,503
Goodwill	39,639	5,438	—	—	45,077
Total assets	227,707	278,770	122,788	315,739	945,004

Capital Expenditures 2014

	U.S.	International	Renewable	Reconciling
Three months ended	Telecom	Telecom	Energy	Items	Consolidated
March 31, 2014	$5,767	$2,542	$—	$427	$8,736

June 30, 2014	10,054	5,488	—	826	16,368

September 30, 2014	13,000	2,752	—	843	16,595

December 31, 2014	9,305	5,928	—	1,368	16,601

Capital Expenditures 2015

	U.S.	International	Renewable	Reconciling
Three months ended	Telecom	Telecom	Energy	Items	Consolidated
March 31, 2015	$7,871	$5,209	$—	$732	$13,812

June 30, 2015	9,204	4,056	12	947	14,219

September 30, 2015	10,557	6,532	14	897	18,000

December 31, 2015	9,956	7,007	12	1,747	18,722